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Exhibit 5.1

Pepper Hamilton LLP
Attorneys at Law

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

                                                     August 7, 2003


SEDONA Corporation
1003 West 9th Avenue
Second Floor
King of Prussia, PA  19406


                 Re:    Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen:

                  Reference is made to a registration statement on Form S-8 (the "Registration Statement") of SEDONA Corporation, a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act). The Registration Statement relates to the offer and sale by the Company of 3,000,000 shares of common stock, par value $.01 per share (the "Share") of the Company pursuant to the SEDONA Corporation 2000 Incentive Stock Option Plan (the "Plan").

                  In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the Bylaws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law and federal securities laws as in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               PEPPER HAMILTON LLP